EXHIBIT 10.14

CONSENT AGREEMENT

THIS CONSENT AGREEMENT (this “Agreement”) is entered into on August 19, 2016 (the “Execution Date”) by and between RLJ Entertainment, Inc., a Nevada corporation (the “Company”) and the persons named on the signature page to this Agreement (the “Holders”). The Holders and the Company may be referred to herein as the “Parties”.

RECITALS

A.	The Company and the Holders entered into a securities purchase agreement dated as of May 14, 2015 (the “SPA”)
B.	The Holders are the record owner of shares of Series B-1 preferred stock in Company (the “Preferred Stock”) as set forth in the Company records;
C.	The Holders are also the record owners of a warrant (the “Warrant”) granting each Holder rights to purchase Company common stock (the “Common Stock”);
D.

The Company has requested that the Holders (i) consent to certain amendments to the SPA; (ii) agree to exchange its Preferred Stock for amended preferred stock; and (iii) agree to exchange its Warrant for an amended warrant.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Amendment to SPA. The Holders hereby consent to the amendment of the SPA as set forth in the amendment to securities purchase agreement attached hereto as Exhibit A (the “SPA Amendment”).

2.Exchange of Preferred Stock. The Holders hereby agree to exchange their Preferred Stock for the same number of shares of new preferred stock containing the amended terms set forth in the amended certificate of designation attached hereto as Exhibit B (the “Amended Preferred Certificate”).

3.Exchange of Warrant. The Holders hereby agree to exchange their Warrants for new warrants to purchase the same number of shares as their Warrants (as adjusted for the reverse split effected on June 24, 2016) and containing the amended terms set forth in the form of warrant attached hereto as Exhibit C (“New Warrant”).  In order to facilitate such exchange, the Holders herewith delivers their Warrants to the Company to be held in trust pending the closing pursuant to the Investment Agreement (the “Closing”), and upon the Closing, the Company shall cancel the Warrants and execute and deliver such New Warrants to the Holders. If the Closing does not occur on or before December 31, 2016, Company promptly thereafter shall return the Warrants to the Holders.

4.Conditions.  The Parties specify the following conditions to the effectiveness of the SPA Amendment, the exchange of the Preferred Stock for the new preferred stock and the exchange of the Warrants for the New Warrants.

(a)Execution and Delivery of this Agreement. The Company and holders of a majority of the Preferred Stock shall have executed and delivered a consent agreement substantially the same as this Agreement.

(b)Execution and Filing of Amended Preferred Certificate. The Company shall have executed and filed with the Nevada Secretary of State the Amended Preferred Certificate.

(c)Closing.  The closing pursuant to this consent shall be held no later than December 31, 2016.

5.Miscellaneous.

(a)Counterparts. This Agreement may be executed in counterparts by the Parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy, facsimile or email transmission of any executed signature page to this Agreement shall constitute effective delivery of such signature page.

(b)Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

(c)Governing Law. The validity of this Agreement, the construction, interpretation, and enforcement hereof, the rights of the parties hereto with respect to all matters arising hereunder or related hereto, and any claims, controversies or disputes arising hereunder or related hereto shall be determined under, governed by, construed and enforced in accordance with the laws of the State of New York.

*Signatures on Next Page*

IN WITNESS WHEREOF, the Parties have executed this Consent Agreement as of the Execution Date set forth above.

COMPANY

RLJ ENTERTAINMENT, INC.,

By:/s/ MIGUEL PENELLA
Name: Miguel Penella
Title: Chief Executive Officer

HOLDER

JOHN AVAGLIANO

/s/ JOHN AVAGLIANO

John Avagliano

RAYMOND GAGNON

/s/ RAYMOND GAGNON

Raymond Gagnon

THEODORE S. GREEN

/s/ THEODORE S. GREEN

Theodore S. Green

TAYLOR RETTIG

/s/ TAYLOR RETTIG

Taylor Rettig

PRODUCERS SALES ORGANIZATION

By: /s/ JOHN HYDE
Name: John Hyde
Title: Secretary

EXHIBIT A

SPA Amendment

EXHIBIT B

Amended Preferred Certificate

EXHIBIT C

New Warrant